Exhibit 99.2

WRITTEN CONSENT

OF THE STOCKHOLDERS

OF

NATURADE, INC.

The undersigned, being the holders of a majority of the voting stock of Naturade, Inc., a Delaware corporation (the “Corporation”), and the holder of all of the issued and outstanding Series B Convertible Preferred Stock of the Corporation, do hereby adopt the following resolutions by written consent pursuant to Sections 228(a), 242(a) and 242(b) of the Delaware General Corporation Law and the Corporation’s bylaws, which authorize the stockholders so to act:

Amendment to

Certificate of Designation of Series B Convertible Preferred Stock

WHEREAS, the undersigned stockholders own a majority of the shares entitled to vote on the subject matter of these resolutions; and

WHEREAS, the undersigned stockholders have agreed that the Certificate of Designation of Series B Convertible Preferred Stock shall be amended as provided herein;

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment to the Certificate of Designation of Series B Convertible Preferred Stock of the Corporation attached hereto as Exhibit A is hereby approved.

RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized to take, make or cause to be taken, any further actions which they deem to be necessary and appropriate to consummate and carry out the intent of these resolutions and the intent of the documents referenced herein and all related documents and agreements to which the Corporation shall be a party.

Amendment to

Certificate of Incorporation

WHEREAS, the undersigned stockholders own a majority of the shares entitled to vote on the subject matter of these resolutions; and

WHEREAS, the undersigned stockholders have agreed that the number of authorized shares of Common Stock of the Corporation shall be increased to permit the full conversion of the Series B Convertible Preferred Stock, to increase the pool of shares available for incentives, and for other corporate purposes;

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation attached hereto as Exhibit B is hereby approved.

RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized to take, make or cause to be taken, any further actions which they deem to be necessary and appropriate to consummate and carry out the intent of these resolutions and the intent of the documents referenced herein and all related documents and agreements to which the Corporation shall be a party.

The next page is the signature page.

IN WITNESS WHEREOF, each of the undersigned has consented to this action by written consent as evidenced by the signature of its officer as of April 14, 2003.

WESTGATE EQUITY PARTNERS, L.P.

By:	WESTGATE GROUP, LLC,
its General Partner

By:	/s/ Robert Vitale
Robert Vitale
Manager

One Magna Place, Suite 650
1401 South Brentwood Blvd.
St. Louis, MO 63144

HEALTH HOLDINGS & BOTANICALS, LLC

By	/s/ Lionel P. Boissiere

Lionel P. Boissiere
President

330 Primrose Road, Suite 500
Burlingame, CA 94010

EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

NATURADE, INC.

Naturade, Inc., a corporation duly organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify that:

1.             The amendment to the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) set forth below was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (the “DGCL”) and has been consented to by the stockholders in accordance with Section 228 of the DGCL.

2.             Section F(1) of the Certificate of Designation is amended to read in its entirety as follows:

“1.  Each holder of any shares of Series B Preferred Stock shall have the right, at such holder’s option, at any time or from time to time, to convert any of such shares into Common Stock, on the basis hereinafter provided.  Each share of Series B Preferred Stock may be converted into such number (which may be a fraction) of fully paid and non-assessable shares of Common Stock as is equal to the sum of (i) the quotient obtained by dividing (A) the Original Issuance Price (as defined in Section I below) by (B) the Series B Conversion Price (as defined in Section I below) (the “Series B Conversion Ratio”) PLUS (ii) any Antidilution Shares (as defined in Section I below). Upon conversion of a share of Series B Preferred Stock pursuant to this Section F, all accrued but unpaid dividends with respect to such share of Series B Preferred Stock will be canceled.”

3.             Section F(3) of the Certificate of Designation is amended to read in its entirety as follows:

“3.  No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current market price (as determined in accordance with Section F(4)(f) below) of a share of Common Stock multiplied by such fractional interest.  Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.  For purposes of calculating the number of shares of Common Stock to be issued on conversion of Series B Preferred Stock, or for purposes of calculating voting or dividend rights based on the number of shares issuable on conversion of Series B Preferred Stock, all fractional shares of Common Stock of a holder resulting from, or that would result from, the conversion of Series B Preferred Stock, shall be aggregated and combined into the largest resulting whole number, so that the total number of shares of Common Stock for which any holder receives settlement in cash as fractional shares, or which the holder is not entitled to vote or receive dividends upon as fractional shares, will be less than one.”

4.             The definition of “Additional Shares of Common Stock” in Section I of the Certificate of Designation shall be amended to read in its entirety as follows:

"'Additional Shares of Common Stock' means all shares of Common Stock issued (or, pursuant to clauses (A) or (B) of Subparagraph (iv) of Section F(4)(a) above, deemed to be issued) by the Corporation after the Original Issue Date, other than Excluded Securities."

5.             A new clause shall be added to Section I of the Certificate of Designation, immediately after the definition of Affiliate, reading in its entirety as follows:

"'Antidilution Shares' shall mean, on any date on which such calculation is required (a “Calculation Date”), the number of shares resulting from (A) the excess over 537,242 in the number of shares of Common Stock issued and issuable on conversion of the Convertible Notes (based, as to issuable shares, on the conversion price of the Convertible Notes on such Calculation Date), multiplied by (B) 1.041, then divided by 47,182,301.”

6.             A new clause shall be added to Section I of the Certificate of Designation, immediately after the definition of Common Stock, reading in its entirety as follows:

"'Convertible Notes' means (i) the Convertible Secured Promissory Note dated October 31, 2000, payable (with accrued interest) to Howard Shao, in the original principal amount of $100,000, (ii) the Convertible Secured Promissory Note dated November 30, 2000, payable (with accrued interest) to Howard Shao, in the original principal amount of $100,000, and (iii) the Convertible Secured Promissory Note dated September 12, 2001, in the principal amount of $50,000, payable to David Weil."

7.             The reference in clause (B) of Section F(5) of the Certification of Designation to “Section F(4)” shall be deleted and replaced with a reference to “Section F(3).”

The next page is the signature page.

IN WITNESS WHEREOF, Naturade, Inc. has caused this Certificate of Amendment to Certificate of Designation to be executed by Bill D. Stewart, its authorized officer, on this         day of April, 2003.

By
Bill D. Stewart,
President and Chief Executive Officer

EXHIBIT B

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NATURADE, INC.

Naturade, Inc., a corporation duly organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify that:

1.  The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (the “DGCL”) and has been consented to by the stockholders in accordance with Section 228 of the DGCL.

2.  Subsection (a) of Article 5 of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“a.  Authorized Stock.  The corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of stock which the corporation is authorized to issue is 202,000,000 shares, 150,000,000 of which shall be Common Stock with a par value of $.0001 per share, 2,000,000 of which shall be Non-Voting Common Stock with a par value of $.0001 per share, and 50,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.”

The next page is the signature page.

IN WITNESS WHEREOF, Naturade, Inc. has caused this Certificate of Amendment to Certificate of Incorporation  to be executed by Bill D. Stewart, its authorized officer, on this        day of April, 2003.

By
Bill D. Stewart,
President and Chief Executive Officer